UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2024

MyMD Pharmaceuticals, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-36268	22-2983783
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

MyMD Pharmaceuticals, Inc.

855 N. Wolfe Street, Suite 623

Baltimore, MD 21205

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (856) 848-8698

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	MYMD	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Series G and Series F-1 Purchase Agreements

On May 20, 2024, MyMD Pharmaceuticals, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Series G Purchase Agreement”) with certain accredited investors (the “Series G Investors”), pursuant to which it agreed to sell to the Series G Investors (i) an aggregate of 8,950 shares of the Company’s newly-designated Series G Convertible Preferred Stock, with a par value of $0.001 per share and a stated value of $1,000 per share, initially convertible into up to 4,928,415 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) at a conversion price of $1.816 per share (the “Series G Preferred Stock”), (ii) short-term warrants to acquire up to an aggregate of 4,928,416 shares of Common Stock (the “Series G Short-Term Warrants”) at an exercise price of $1.816 per share, and (iii) warrants to acquire up to an aggregate of 4,928,416 shares of Common Stock (the “Series G Long-Term Warrants,” and collectively with the Series G Short-Term Warrants, the “Series G Warrants”) at an exercise price of $1.816 per share (collectively, the “Series G Private Placement”).

On May 20, 2024, the Company entered into a Securities Purchase Agreement (the “Series F-1 Purchase Agreement,” and collectively with the Series G Purchase Agreement, each a “Purchase Agreement” and collectively, the “Purchase Agreements”) with certain accredited investors (the “Series F-1 Investors,” and collectively with the Series G Investors, the “Investors”), pursuant to which it agreed to sell to the Series F-1 Investors (i) an aggregate of 5,050 shares of the Company’s newly-designated Series F-1 Convertible Preferred Stock, with a par value of $0.001 per share and a stated value of $1,000 per share, initially convertible into up to 2,780,837 shares of Common Stock at a conversion price of $1.816 per share (the “Series F-1 Preferred Stock,” and collectively with the Series G Preferred Stock, the “Preferred Stock”), (ii) short-term warrants to acquire up to an aggregate of 1,183,921 shares of Common Stock (the “Series F-1 Short-Term Warrants”) at an exercise price of $1.816 per share, and (iii) warrants to acquire up to an aggregate of 1,183,921 shares of Common Stock (the “Series F-1 Long-Term Warrants,” and collectively with the Series F-1 Short-Term Warrants, the “Series F-1 Warrants”, and together with Series G Warrants, the “Warrants”) at an exercise price of $1.816 per share (collectively, the “Series F-1 Private Placement,” and collectively with the Series G Private Placement, each a “Private Placement” and collectively, the “Private Placements”).

The Private Placements are exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the exemption for transactions by an issuer not involving any public offering under Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D of the Securities Act and in reliance on similar exemptions under applicable state laws. Each of the Investors has represented to the Company that it is an accredited investor within the meaning of Rule 501(a) of Regulation D and that it is acquiring the applicable securities for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. The Preferred Stock and Warrants are being offered without any general solicitation by the Company or its representatives.

The closing of each Private Placement is expected to occur on or around May 22, 2024 (the “Closing Date”), subject to the satisfaction of customary closing conditions. The aggregate gross proceeds from the Series G Private Placement are expected to be $8.9 million and the aggregate gross proceeds from the Series F-1 Private Placement are expected to be $5.0 million. The Company expects to use the net proceeds from the Private Placements for general corporate purposes.

Each Purchase Agreement contains certain representations and warranties, covenants and indemnification provisions customary for similar transactions. The representations, warranties and covenants contained in each Purchase Agreement were made solely for the benefit of the applicable parties to the applicable Purchase Agreement and may be subject to limitations agreed upon by the applicable contracting parties. Among other covenants, each Purchase Agreement requires the Company to hold a meeting of its stockholders not later than August 1, 2024, to seek approval (the “Stockholder Approval”) (i) under Nasdaq Stock Market Rule 5635(d) for the issuance of shares of Common Stock in excess of 19.99% of the Company’s issued and outstanding shares of Common Stock at prices below the “Minimum Price” (as defined in Rule 5635 of the Rules of the Nasdaq Stock Market) on the date of the applicable Purchase Agreement pursuant to the terms of the applicable Preferred Stock and the applicable Warrants, and (ii) to increase the number of authorized shares of the Company to ensure that the number of authorized shares of Common Stock is sufficient to meet the Required Reserve Amount (as defined in the Purchase Agreements) pursuant to the terms of each Purchase Agreement.

In connection with the Private Placements, pursuant to (A) an engagement letter (the “GPN Agreement”) with GP Nurmenkari Inc. (“GPN”) and (B) an engagement letter (the “Palladium Agreement,” and collectively with the GPN Agreement, the “Engagement Letters”) with Palladium Capital Group, LLC (“Palladium,” and collectively with GPN, the “Placement Agents”), the Company engaged the Placement Agents to act as non-exclusive placement agents in connection with each Private Placement, pursuant to which, the Company agreed to (i) pay the Placement Agents a cash fee equal to 3% of the gross proceeds of each Private Placement (including any cash proceeds realized by the Company from the exercise of the Series F Warrants (as defined herein)), (ii) reimbursement and payment of certain expenses, and (iii) issue to the Placement Agents on the Closing Date, warrants to purchase up to an aggregate number of shares of Common Stock equal to 3% of the aggregate number of shares of Common Stock underlying the securities issued in each Private Placement, including upon exercise of any Series F Warrants, with terms identical to the Series G Long-Term Warrants and Series F-1 Long-Term Warrants.

Series G Preferred Stock

The terms of the Series G Preferred Stock are as set forth in the form of the Series G Certificate of Designations, attached hereto as Exhibit 3.1 to this Current Report on Form 8-K (the “Series G Certificate of Designations”), which will be filed with the Secretary of State for the State of Delaware prior to the closing of the Series G Private Placement. The shares of Series G Preferred Stock shall rank (i) pari passu to shares of the Series F-1 Preferred Stock and (ii) junior to shares of Series F Preferred Stock (as defined herein) issued and outstanding pursuant to the Series F Certificate of Designations (as defined herein), in each case, with respect to the preferences as to dividends, distributions and payments upon the liquidation, dissolution and winding up of the Company. The Series G Preferred Stock will be convertible into shares of Common Stock (the “Series G Conversion Shares”) at the election of the holder at any time at an initial conversion price of $1.816 per share (the “Series G Conversion Price”). The Series G Conversion Price is subject to customary adjustments for stock dividends, stock splits, reclassifications and the like, and subject to price-based adjustment in the event of any issuances of Common Stock, or securities convertible, exercisable or exchangeable for Common Stock, at a price below the then-applicable Series G Conversion Price (subject to certain exceptions). At any time after the issuance date of the Series G Preferred Stock, the Company has the option to redeem in cash all or any portion of the shares of Series G Preferred Stock then outstanding at a premium upon notice by the Company to all holders of the Series G Preferred Stock.

The holders of the Series G Preferred Stock will be entitled to dividends of 10% per annum, compounded monthly, which will be payable in arrears monthly in cash or “in kind” in the form of additional shares of Series G Preferred Stock at the holder’s option, in accordance with the terms of the Series G Certificate of Designations. Upon the occurrence and during the continuance of a Triggering Event (as defined in the Series G Certificate of Designations), the Series G Preferred Stock will accrue dividends at the rate of 15% per annum. Upon conversion or redemption, the holders of the Series G Preferred Stock are also entitled to receive a dividend make-whole payment. The holders of the Series G Preferred Stock will be entitled to vote with holders of the Common Stock on as as-converted basis, with the number of votes to which each holder of Series G Preferred Stock is entitled to be calculated assuming a conversion price of $2.253 per share, which was the Minimum Price (as defined in Rule 5635 of the Rule of the Nasdaq Stock Market) applicable immediately before the execution and delivery of the Series G Purchase Agreement, subject to certain beneficial ownership limitations as set forth in the Series G Certificate of Designations.

Notwithstanding the foregoing, the Company’s ability to settle conversions and make dividend make-whole payments using shares of Common Stock is subject to certain limitations set forth in the Series G Certificate of Designations, including a limit on the number of shares that may be issued until the time, if any, that the Company has obtained the Stockholder Approval. Further, the Series G Certificate of Designations contains a certain beneficial ownership limitation, which applies to each Series G Investor other than PharmaCyte Biotech, Inc., after giving effect to the issuance of shares of Common Stock issuable upon conversion of the Series G Preferred Stock or as part of any dividend make-whole payment under the Series G Certificate of Designations.

The Series G Certificate of Designations includes certain Triggering Events, including, among other things, the Company’s failure to pay any amounts due to the holders of the Series G Preferred Stock when due. In connection with a Triggering Event, each holder of Series G Preferred Stock will be able to require the Company to redeem in cash any or all of the holder’s Series G Preferred Stock at a premium set forth in the Series G Certificate of Designations.

The Company will be subject to certain affirmative and negative covenants regarding the incurrence of indebtedness, the existence of liens, the repayment of indebtedness, the payment of cash in respect of dividends (other than dividends pursuant to the Series G Certificate of Designations, the Series F-1 Certificate of Designations and the Series F Certificate of Designations), distributions or redemptions, and the transfer of assets, among other matters.

There is no established public trading market for the Series G Preferred Stock and the Company does not intend to list the Series G Preferred Stock on any national securities exchange or nationally recognized trading system.

Series F-1 Preferred Stock

The terms of the Series F-1 Preferred Stock are as set forth in the form of Series F-1 Certificate of Designations, attached hereto as Exhibit 3.2 to this Current Report on Form 8-K (the “Series F-1 Certificate of Designations”), which will be filed with the Secretary of State for the State of Delaware prior to the closing of the Series F-1 Private Placement. The shares of Series F-1 Preferred Stock shall rank (i) pari passu to shares of Series G Preferred Stock and (ii) junior to shares of the Series F Preferred Stock issued and outstanding pursuant to the Series F Certificate of Designations, in each case, with respect to the preferences as to dividends, distributions and payments upon the liquidation, dissolution and winding up of the Company. The Series F-1 Preferred Stock will be convertible into shares of Common Stock (the “Series F-1 Conversion Shares”) at the election of the holder at any time at an initial conversion price of $1.816 per share (the “Series F-1 Conversion Price”). The Series F-1 Conversion Price is subject to customary adjustments for stock dividends, stock splits, reclassifications and the like, and subject to price-based adjustment in the event of any issuances of Common Stock, or securities convertible, exercisable or exchangeable for Common Stock, at a price below the then-applicable Series F-1 Conversion Price (subject to certain exceptions). The Company will be required to redeem the Series F-1 Preferred Stock in eight (8) equal monthly installments, commencing on October 1, 2024. The amortization payments due upon such redemption are payable, at the Company’s election, in cash at 105% of the applicable Installment Redemption Amount (as defined in the Series F-1 Certificate of Designations), or subject to certain limitations, in shares of Common Stock valued at the lower of (i) the Series F-1 Conversion Price then in effect and (ii) the greater of (A) 80% of the average of the three lowest closing prices of the Company’s Common Stock during the thirty consecutive trading day period ending and including the trading day immediately prior to the date the amortization payment is due or (B) the Floor Price (as defined in the Series F-1 Certificate of Designations), and in each case subject to adjustment for stock splits, stock dividends, stock combinations, recapitalizations or other similar events. The Company may require holders to convert their Series F-1 Preferred Stock into Series F-1 Conversion Shares if (i) the closing price of the Common Stock equals or exceeds $5.448 per share (subject to adjustment for stock splits, stock dividends, stock combinations, recapitalizations or other similar events) for 20 consecutive trading days, (ii) the daily dollar trading volume of the Common Stock exceeds three million dollars ($3,000,000) per trading day during the same period, and (iii) certain equity conditions described in the Series F-1 Certificate of Designation are satisfied on each trading day during the same period.

The holders of the Series F-1 Preferred Stock will be entitled to dividends of 10% per annum, compounded monthly, which will be payable in arrears monthly in cash or shares of Common Stock at the Company’s option, in accordance with the terms of the Series F-1 Certificate of Designations. Upon the occurrence and during the continuance of a Triggering Event (as defined in the Series F-1 Certificate of Designations), the Series F-1 Preferred Stock will accrue dividends at the rate of 15% per annum. Upon conversion or redemption, the holders of the Series F-1 Preferred Stock are also entitled to receive a dividend make-whole payment. The holders of the Series F-1 Preferred Stock will be entitled to vote with holders of the Common Stock on as as-converted basis, with the number of votes to which each holder of Series F-1 Preferred Stock is entitled to be calculated assuming a conversion price of $2.253 per share, which was the Minimum Price (as defined in Rule 5635 of the Rules of the Nasdaq Stock Market) applicable immediately before the execution and delivery of the Series F-1 Purchase Agreement, subject to certain beneficial ownership limitations as set forth in the Series F-1 Certificate of Designations.

Notwithstanding the foregoing, the Company’s ability to settle conversions and make amortization and dividend make-whole payments using shares of Common Stock is subject to certain limitations set forth in the Series F-1 Certificate of Designations, including a limit on the number of shares that may be issued until the time, if any, that the Company has obtained the Stockholder Approval. Further, the Series F-1 Certificate of Designations contains a certain beneficial ownership limitation after giving effect to the issuance of shares of Common Stock issuable upon conversion of the Series F-1 Preferred Stock or as part of any amortization payment or dividend make-whole payment under the Series F-1 Certificate of Designations.

The Series F-1 Certificate of Designations includes certain Triggering Events, including, among other things, the Company’s failure to pay any amounts due to the holders of the Series F-1 Preferred Stock when due. In connection with a Triggering Event, each holder of Series F-1 Preferred Stock will be able to require the Company to redeem in cash any or all of the holder’s Series F-1 Preferred Stock at a premium set forth in the Series F-1 Certificate of Designations.

The Company will be subject to certain affirmative and negative covenants regarding the incurrence of indebtedness, the existence of liens, the repayment of indebtedness, the payment of cash in respect of dividends (other than dividends pursuant to the Series F-1 Certificate of Designations, the Series G Certificate of Designations and the Series F Certificate of Designations), distributions or redemptions, and the transfer of assets, among other matters.

There is no established public trading market for the Series F-1 Preferred Stock and the Company does not intend to list the Series F-1 Preferred Stock on any national securities exchange or nationally recognized trading system.

Series G Warrants

The Series G Long-Term Warrants are exercisable for shares of Common Stock immediately, at an exercise price of $1.816 per share and expire five years from the date of issuance. The Series G Short-Term Warrants are exercisable for shares of Common Stock immediately, at an exercise price of $1.816 per share and expire eighteen months from the date of issuance. The exercise price of each Series G Warrant is subject to customary adjustments for stock dividends, stock splits, reclassifications and the like, and subject to price-based adjustment, on a “full ratchet” basis, in the event of any issuances of Common Stock, or securities convertible, exercisable or exchangeable for Common Stock, at a price below the then-applicable exercise price (subject to certain exceptions). There is no established public trading market for the Series G Warrants and the Company does not intend to list the Series G Warrants on any national securities exchange or nationally recognized trading system. The shares of Common Stock issuable upon exercise of Series G Warrants are herein referred to as “Series G Warrant Shares.”

Series F-1 Warrants

The Series F-1 Long-Term Warrants are exercisable for shares of Common Stock immediately, at an exercise price of $1.816 per share and expire five years from the date of issuance. The Series F-1 Short-Term Warrants are exercisable for shares of Common Stock immediately, at an exercise price of $1.816 per share and expire eighteen months from the date of issuance. The exercise price of each Series F-1 Warrant is subject to customary adjustments for stock dividends, stock splits, reclassifications and the like, and subject to price-based adjustment, on a “full ratchet” basis, in the event of any issuances of Common Stock, or securities convertible, exercisable or exchangeable for Common Stock, at a price below the then-applicable exercise price (subject to certain exceptions). There is no established public trading market for the Series F-1 Warrants and the Company does not intend to list the Series F-1 Warrants on any national securities exchange or nationally recognized trading system. The shares of Common Stock issuable upon exercise of Series F-1 Warrants are herein referred to as “Series F-1 Warrant Shares.”

Series G Registration Rights

The Series G Preferred Stock, the Series G Conversion Shares, the Series G Warrants and the Series G Warrant Shares have not been registered under the Securities Act. In connection with the Series G Purchase Agreement, the Company and the Series G Investors entered into a Registration Rights Agreement (the “Series G Registration Rights Agreement”), pursuant to which the Company will be required to file a resale registration statement (the “Series G Registration Statement”) with the Securities and Exchange Commission (the “SEC”) to register for resale 200% of the Series G Conversion Shares and the Series G Warrant Shares promptly following the Closing Date, but in no event later than 30 calendar days after the Closing Date, and to have such Series G Registration Statement declared effective by the Effectiveness Deadline (as defined in the Series G Registration Rights Agreement).

Series F-1 Registration Rights

The Series F-1 Preferred Stock, the Series F-1 Conversion Shares, the Series F-1 Warrants and the Series F-1 Warrant Shares have not been registered under the Securities Act. In connection with the Series F-1 Purchase Agreement, the Company and the Series F-1 Investors entered into a Registration Rights Agreement (the “Series F-1 Registration Rights Agreement”), pursuant to which the Company will be required to file a resale registration statement (the “Series F-1 Registration Statement”) with the SEC to register for resale 200% of the Series F-1 Conversion Shares and the Series F-1 Warrant Shares promptly following the Closing Date, but in no event later than 30 calendar days after the Closing Date, and to have such Series F-1 Registration Statement declared effective by the Effectiveness Deadline (as defined in the Series F-1 Registration Rights Agreement). The Company will be obligated to pay certain liquidated damages to the Series F-1 Investors if the Company fails to file the Series F-1 Registration Statement when required, fails to cause the Series F-1 Registration Statement to be declared effective by the SEC when required, or fails to maintain the effectiveness of the Series F-1 Registration Statement pursuant to the terms of the Series F-1 Registration Rights Agreement.

Waiver, Consent, Notice and Amendment and Certificate of Amendment

As previously disclosed, on February 21, 2023, the Company entered into a Securities Purchase Agreement (the “Series F Purchase Agreement”) with certain accredited investors (the “Series F Holders”) pursuant to which it agreed to sell to the Series F Holders (i) shares of the Company’s Series F Convertible Preferred Stock, with a par value of $0.001 per share and a stated value of $1,000 per share (the “Series F Preferred Stock”), and (ii) warrants to purchase shares of Common Stock, subject to adjustment (the “Series F Warrants”). The terms of the Series F Preferred Stock are as set forth in the Amended and Restated Certificate of Designations of the Series F Preferred Stock (the “Series F Certificate of Designations”) filed with the Secretary of State of the State of Delaware on April 8, 2024.

On May 20, 2024, the Company entered into an Omnibus Waiver, Consent, Notice and Amendment (the “Series F Agreement”) with the Required Holders (as defined in the Series F Certificate of Designations). Pursuant to the Series F Agreement, the Required Holders agreed to (i) amend the Series F Purchase Agreement to amend certain terms relating to purchase rights thereunder, (ii) waive certain rights under the Series F Purchase Agreement and Series F Certificate of Designations in respect of the issuance of the Preferred Stock and entrance by the Company into the Purchase Agreements, (iii) waive the requirement that the Company reserve for issuance a sufficient number of shares of Common Stock as required by the Series F Certificate of Designations, the Series F Purchase Agreement and Series F Warrants, until such time as the Company obtains the Stockholder Approval, and (iv) consent to the issuance of the Preferred Stock, as required pursuant to certain terms of the Series F Certificate of Designations, the Series F Purchase Agreement and the Series F Warrants, as applicable.

The Company and the Required Holders further agreed pursuant to the Series F Agreement to amend the Series F Certificate of Designations by filing a Certificate of Amendment to the Series F Certificate of Designations (the “Certificate of Amendment”) with the Secretary of State of the State of Delaware. The Certificate of Amendment amends the Series F Certificate of Designations to (i) extend the maturity date to December 31, 2024, (ii) permit and modify certain procedures related to the payment of installment amounts with respect to the Installment Dates (as defined in the Series F Certificate of Designations) falling between (and including) July 1, 2024, and (and including) August 1, 2024, thereunder, and (iii) modify the schedule of Installment Dates.

The foregoing descriptions of the Series G Purchase Agreement, Series F-1 Purchase Agreement, the Series G Certificate of Designations, the Series F-1 Certificate of Designations, the Series G Long-Term Warrant, the Series G Short-Term Warrant, the Series F-1 Long-Term Warrant, the Series F-1 Short-Term Warrant, the Series G Registration Rights Agreement, the Series F-1 Registration Rights Agreement, the Series F Agreement and the Certificate of Amendment, do not purport to be complete and are qualified in their entirety by reference to the full text of such documents, forms of which are filed as Exhibits 10.1, 10.2, 3.1, 3.2, 4.1, 4.2, 4.3, 4.4, 10.3, 10.4, 10.5 and 3.3, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities

The matters described in Item 1.01 of this Current Report on Form 8-K related to the Private Placements are incorporated herein by reference. In connection with the issuance of the Preferred Stock and Warrants in each applicable Private Placement described in Item 1.01, the Company relied upon the exemption from registration provided by Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder for transactions not involving a public offering.

This report shall not constitute an offer to sell or a solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

Item 3.03 Material Modification to Rights of Security Holders.

The matters described in Item 1.01 of this Current Report on Form 8-K related to the Certificate of Amendment are incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The matters described in Item 1.01 of this Current Report on Form 8-K related to the filing of the Series G Certificate of Designations, Series F-1 Certificate of Designations and the Certificate of Amendment are incorporated herein by reference.

Item 8.01 Other Events.

Series F Adjustments

The Series F Preferred Stock and the Series F Warrants contain a conversion price and an exercise price, as applicable, adjustment mechanism providing that certain issuances of common stock (or common stock equivalents), including issuances as a result of the Private Placements, if made at a price lower than the existing conversion price or exercise price, as applicable, of such Series F Preferred Stock and Series F Warrants, would reset the conversion price and exercise price, as applicable, to such lower price. As a result of the Private Placements, the conversion price and exercise price, as applicable, of the Series F Preferred Stock and Series F Warrants have been automatically reset as of the Closing Date to $1.816.

Press Release

On May 21, 2024, the Company issued a press release announcing the Private Placements. A copy of the press release is attached as Exhibit 99.1 hereto.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description
3.1	Form of Certificate of Designations of Series G Convertible Preferred Stock.
3.2	Form of Certificate of Designations of Series F-1 Convertible Preferred Stock.
3.3	Certificate of Amendment of Amended and Restated Certificate of Designations of Series F Convertible Preferred Stock of MyMD Pharmaceuticals, Inc.
4.1	Form of Series G Long-Term Warrant.
4.2	Form of Series G Short-Term Warrant.
4.3	Form of Series F-1 Long-Term Warrant.
4.4	Form of Series F-1 Short-Term Warrant.
10.1*	Form of Series G Purchase Agreement.
10.2*	Form of Series F-1 Purchase Agreement.
10.3	Form of Series G Registration Rights Agreement.
10.4	Form of Series F-1 Registration Rights Agreement.
10.5*	Form of Omnibus Waiver, Consent, Notice and Amendment, by and among MyMD Pharmaceuticals, Inc. and the investors party thereto.
99.1	Press Release, dated May 21, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Certain of the schedules (and similar attachments) to this exhibit have been omitted in accordance with Item 601(a)(5) of Regulation S-K under the Securities Act because they do not contain information material to an investment or voting decision and that information is not otherwise disclosed in the exhibit or the disclosure document. The registrant hereby agrees to furnish a copy of all omitted schedules (or similar attachments) to the SEC upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MYMD PHARMACEUTICALS, INC.

Date: May 21, 2024	By:	/s/ Christopher Chapman, M.D.
Name: Christopher Chapman, M.D
Title: President and Chief Medical Officer